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                                                                    Exhibit 10.5

                            Basic Lease Information

                                 OFFICE LEASE

Lease Date:                                    December 15, 1999

Landlord:                                      Haub Brothers Enterprises Trust
Address of Landlord:                           c/o Mr. John D. Barline
                                               P.O. Box 1872
                                               Tacoma, WA 98401-1872

Tenant:                                        Columbia Banking Systems, Inc., a
                                               Washington corporation

Address of Premises:                           1301 South "A" Street

Contact:                                       W. W. Philip
                                               Telephone:  253-305-1900

Paragraph 1         Lease Term: One Hundred Eighty (180) Months, commencing 75 days after issuance of: (a) a certificate from Landlord's
                    Architect that the building has been substantially completed in accordance with the approved plans and specifications
                    (the "Certificate of Construction Completion"); (b) a
                    Certificate of Construction Completion for the building from the City of Tacoma; and (c) a Certificate from Landlord's
                    Architect that the Landlord's obligations as enumerated in Exhibit "C" have been substantially competed except for normal punch list items. In the event this Lease commences on a date other than the first day of a calendar month, said term shall extend for said number of Months in addition to the remainder of the calendar month following the date of Lease commencement.

Paragraph 2         Rent: $115,412.00 for floors 6, 7 and 8. This is based on
                    62,105 NRSF. The exact square footage will be verified in writing and adjusted upon substantial completion of the building. The rent will also be adjusted based on reduced costs, as more particularly described on Exhibit H.

Paragraph 17        Tenant's Percentage Share of Operating Expenses is
                    estimated to be: (62,105 NRSF) 36.14% The exact percentage will be verified in writing and adjusted upon substantial completion of the building.

Paragraph 2         Security Deposit:          $0.00

                    The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

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                                Lease Agreement

     THIS LEASE is made as of this 15th day of December, 1999, between Haub
                                   ----        --------
Brothers Enterprises Trust (hereinafter called "Landlord") and Columbia Banking Systems, a Washington Corporation (hereinafter called "Tenant").

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the purposes and upon the terms and conditions hereinafter set forth, those premises (hereinafter called "Premises") containing approximately Sixty-Two Thousand One Hundred Five (62,105) square feet of net rentable office area (floors 6,7 and 8) as outlined on Exhibit "A" attached hereto and made a part
                                  -----------
hereof, specified in the Basic Lease Information attached hereto, which Premises are within the building known as the 13th and A Street Building (the real property and all improvements, including said building are hereinafter called "Building") which is described in Exhibit "B" attached hereto. It is
                                  -----------
acknowledged that the Lessee is desirous of possibly leasing additional space in the building (500sf more of less on the first floor). Should the parties agree upon such, then said space may be added as and addendum to the Lease

     1.   TERMS AND POSSESSION.

          (a) The term of this Lease shall be One Hundred Eighty (180) Months, commencing 75 days after Landlord has delivered possession of the entire premises to Tenant and has delivered to Tenant: (a) a certificate from Landlord's Architect that the building has been substantially completed in accordance with the approved plans and specifications (the "Certificate of Construction Completion") and (b) a Certificate of Construction Completion for the building from the City of Tacoma ; and (c) a Certificate from Landlord's Architect that the Landlord's obligations as enumerated in Exhibit "C" have been substantially competed except for normal punch list items. The parties anticipate the Building to be completed and ready for commencement of occupancy on or about January 1, 2001 Landlord agrees to allow Tenant to commence construction of its tenant improvements concurrent with Landlord's construction of the building so long as the Tenant improvement work does not interfere with or adversely affect Landlord's ability to deliver the premises timely. Tenant shall be permitted to occupy the Premises before the commencement of the term for purposes of completing tenant improvements, installing equipment, moving furniture and other activities prior to conducting business from the Premises and such activities and occupancy by Tenant shall not be deemed Tenant's acceptance of possession; provided, however, that such period of occupancy before commencement of the term shall not exceed 75 days. Tenant shall be deemed to have accepted possession of the Premises and the Lease term shall begin upon commencing the operation of its business on the Premises or 75 days after issuance of the three (3) above required Certificates, , whichever first occurs (herein, the "Commencement Date"). If Landlord, for any reason whatsoever, cannot deliver possession of the building to Tenant on or before January 1,2001, this Lease shall not be void or voidable, nor shall Landlord or its agents be liable to Tenant for any loss or damage resulting therefrom. In that event, however, Tenant shall not be liable for any rent until the Lease commences as described above. In the event that Landlord fails to deliver possession of the building as defined above by December 15, 2001, unless otherwise modified by both parties, this Lease "may" be canceled by Tenant and, upon Tenant exercising this option, the Lease shall be of no further effect.

          (b) Landlord agrees to provide a tenant improvement allowance for construction of building standard tenant improvements to the leased premises not to exceed thirty five and no/100 ($35.00) per rentable square foot including all construction costs, space planning, architectural and engineering fees, and Washington State sales tax in effect at the time the improvements are constructed. Any improvement costs exceeding the above referenced amount shall be the sole responsibility of the tenant. Tenant improvement design shall be mutually acceptable by both landlord and tenant. Construction of the tenant improvements shall be the sole responsibility of the tenant. Landlord agrees to construct a shell and core for Tenant's occupancy in the Premises as described in the attached Exhibit "C Shell and Core Work Letter Agreement, and made a part
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hereof. Tenant shall be responsible for constructing its own Tenant Improvements to the Premises (office area only) as more particularly described on Exhibit "D"
                                                                     -----------
Tenant Improvement's Work Letter Agreement, and made a part hereof.
------------------------------------------

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          (c)  Tenant shall accept the Premises upon notice from Landlord that all work which is the Landlord's responsibility is substantially complete, subject to minor punch list items. Tenant shall, within ninety (90) days of such notice, provide Landlord with a complete list of any alleged deficiencies in such work and Landlord shall promptly repair the same. Thereafter, Tenant shall be deemed to have waived such deficiencies not made known to Landlord, except for latent deficiencies, and to have accepted the building as fully in compliance with Landlord's obligations hereunder.

      2. RENT. In consideration of this Lease, Tenant promises and agrees to pay Landlord rent for said Premises at the rate of:

                              ANNUAL BASE RENT
      MONTHS              PER RENTABLE SQUARE FOOT        MONTHLY BASE RENT

      1-24                         $22.30                       $115,412
      25-48                        $23.30                       $120,587
      49-72                        $25.80                       $133,526
      73-120                       $26.30                       $136,113
      121-180                      $27.06                       $140,047

One such monthly installment shall be payable by Tenant to Landlord in advance, without demand, upon Tenant's execution of this Lease, and a like monthly installment shall be due and payable on or before the first day of each succeeding calendar month during the term hereof. Rent for any fractional month at the beginning or end of the Lease term shall be prorated.

     In the event Tenant fails to pay any installment of rent or other incurred expense hereunder as and when such installment is due, to help defray the additional cost to Landlord resulting from such late payments, Tenant shall pay to Landlord a late charge in an amount equal to three percent (3%) of such installment for any installment not paid by the 10th of the month for which it is due; and the failure to pay such amount within ten (10) days after written demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In the event that any installment of rent or other incurred charge remains unpaid ten (10) days after assessment or invoice thereof, interest shall be assessed on all outstanding amounts at the lesser of (i) the rate of 12% per annum or (ii) the highest rate allowed by law.

     3. USE. The demised Premises shall be used and occupied by Tenant as banking and other associated services, including but not limited to insurance and securities related activities.

          (a) Tenant shall not use, or permit to be used, the demised Premises for any other purpose. Tenant shall not commit nor permit the commission of any waste in, on or about the Premises, and shall not occupy or use, nor permit to be occupied or used any portion of the demised Premises for any business or purpose which is unlawful in part or in whole, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or its contents, or cause the cancellation of such insurance or otherwise affect said insurance in any manner. In the event that, by reason of acts of Tenant, there shall be any increase in the rate of insurance on the Building or its contents created by Tenant's acts or conduct of business, then such acts shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay the amount of such increase on demand and acceptance of such payment shall not constitute a waiver of any of Landlord's rights hereunder.

          (b) Tenant agrees that it shall not generate, handle, store or dispose of any hazardous substance on or in the Premises or common areas or any other part of the Building. As used herein, the term "hazardous substance" means any hazardous, toxic or dangerous substance, waste or material, which is now or hereafter becomes designated a hazardous and/or regulated under any Federal, State or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean-up. Tenant agrees to hold harmless, indemnify and defend Landlord from and against any damage, loss, claim or liability resulting from any breach of this covenant, including

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any attorneys' fees and costs incurred as a result of any such breach. This indemnity shall survive the termination of this Lease, whether by expiration of its term or otherwise.

          (c) Landlord agrees that it shall not generate, handle, store or dispose of any hazardous substance on or in the Premises or common areas or any other part of the Building. As used herein, the term "hazardous substance" means any hazardous, toxic or dangerous substance, waste or material, which is now or hereafter becomes designated a hazardous and/or regulated under any Federal, State or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean-up. Landlord agrees to hold harmless, indemnify and defend Tenant from and against any damage, loss, claim or liability resulting from any breach of this covenant and any damage, loss, claim or liability with respect to any hazardous substance existing on or in the Building as of the Commencement Date of this Lease, including any attorneys' fees and costs incurred as a result of any such breach. This indemnity shall survive the termination of this Lease, whether by expiration of its term or otherwise.

      4. LANDLORD'S OBLIGATIONS. Landlord shall maintain the Premises and the public and common areas of the Building in good order and condition consistent with the operation of a first-class office building in downtown Tacoma, Washington. Such maintenance includes, but is not limited to, changing burnt out florescent lights, maintaining the standard provided levelours and doors, washing in normal course exterior windows inside and out, furnishing Tenant while occupying the demised Premises water, hot and cold, at those points of supply provided for general use of tenants of the Building; providing heated and refrigerated air conditioning in season, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such hours and temperatures and in such amounts as are considered by Landlord to be standard, such service on Sunday and holidays to be optional on the part of Landlord; janitor service on weekdays other than holidays; elevator service; and electric service for normal office use, all in the manner and to the extent deemed by Landlord to be standard for such a first class office building; but failure to any extent to furnish, or any stoppage of these defined services, resulting from causes beyond control of Landlord shall not render Landlord liable in any respect for damages to person, property or business, nor be construed as an eviction of Tenant for effect any abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Landlord will provide all normal services to the building without any extra or special charges to tenant on holidays which are not bank holidays and during which the bank tenant is open to the public. Should any equipment or machinery furnished by Landlord break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom except for landlord gross negligence. Tenant shall pay to Landlord on demand such charges as Landlord may reasonably prescribe for any electric service required by Tenant for computers and other electrical equipment or other electric service deemed by Landlord not to be standard. Should tenant elect to operate, heating, ventilating, air conditioning services in the building at any time other than normal building operating hours, the cost of operating said systems shall be billed back to tenant based on an hourly rate of usage. No janitorial service shall be provided for Saturdays, Sundays or legal holidays. The costs of any janitorial or other service provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be repaid by Tenant as Additional Rent upon receipt of billings therefor.

      5. TENANT'S REPAIRS AND ALTERATIONS. Tenant shall not in any manner deface, damage or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees. Tenant shall throughout the term of the Lease take good care of the demised Premises and keep them free from waste and nuisance of any kind. Tenant agrees to keep the demised Premises, including all fixtures installed by Tenant , in good condition and make all necessary repairs. At the end or other termination of this Lease, Tenant shall deliver up the demised Premises with all improvements located thereon, except as provided in this paragraph, in good repair and condition, reasonable wear and tear excepted. Tenant shall not make or allow to be made any alterations or physical additions in or to the demised area without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Not withstanding the above, tenant may make periodic improvements to the demised premises not costing more than twenty-five thousand and no/100 ($25,000.00), so long as said improvements are constructed in a professional manner consistent with the

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level of quality of the building, and in compliance with all applicable building codes in affect at the time the improvements are to be constructed. tenant must complete the subject work in a manner that will not be disruptive to the other tenants in the building. At the termination of this Lease Tenant shall, if Landlord so elects, remove all alterations, physical additions or improvements erected by Tenant and shall restore the demised Premises to their original condition; otherwise such improvements shall be delivered up to Landlord with the demised Premises. All furniture and moveable trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be removed if Landlord so elects. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Building.

      6. ASSIGNMENT AND SUBLETTING. Except in the event of a merger with another bank or similar entity with equal to or greater net worth at the time of transfer, Tenant shall not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sub-let the demised Premises or any part thereof unless tenant agrees to remain primarily liable with respect to the terms and conditions of this lease. Said sublease or transfer shall require the prior written consent of landlord which shall not be unreasonably withheld. Landlord shall have the right to transfer and assign, in whole or in e part, any of its rights under this Lease, and in the Building and property referred to herein; and to the extent that such assignee assumes Landlord's obligations hereunder, Landlord shall by virtue of such assignment be released from such obligations.

          If Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of ownership (either in one or more transactions) of fifty percent (50%) or more of the total voting power of all classes of voting stock shall be deemed an assignment. If Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation at law, of partners owning thirty percent (30%) or more of the partnership (either in one or more transactions), or the dissolution of the partnership shall be deemed an assignment.

          In the event that Landlord agrees to the assignment of this Lease or to a sublease, Tenant agrees to pay the Landlord an amount of Five Hundred and No/100 Dollars ($500.00) to reimburse Landlord for its costs in processing such assignment or sublease.

      7. MAINTENANCE. Tenant shall maintain the demised Premises in a neat, clean and healthful condition, and shall comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, as well as those of other agencies or bodies having any jurisdiction thereof) with reference to use, condition, or occupancy of the demised Premises.

      8. LIABILITY. Landlord shall not be liable for and Tenant shall indemnify and hold Landlord harmless from any loss, liability, costs and expenses, including attorneys' fees, arising out of any claim of injury or damage on or about the leased Premises caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, subtenants, customers, invitees or by any other person entering the leased Premises or the Building or Property under express or implied invitation of Tenant or arising out of Tenant's use of the leased premises. Landlord shall not be liable to Tenant or Tenant's agents employees, invitees or any person entering upon the Property in whole or in part because of Tenant's use of the leased Premises for any damage to persons or property due to condition, design, or defect in the Building or its mechanical systems which may exist or occur Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of government body or authority, or other matter beyond control on Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or gross negligence. Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease a policy or policies of workmen's compensation and comprehensive liability insurance, including personal injury and property damage, in the minimum amounts of Two Million Dollars ($2,000,000.00) for property damage and Two Million Dollars ($2,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of person occurring in or about the Premises. The amounts of insurance may be increased upon mutual written agreement of both parties. Said policies shall:
(I) name Landlord as an additional insured and insure Landlord's contingent liability

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under this Lease; (ii) be issued by an insurance company which is acceptable to
Landlord (acceptability shall not be unreasonably withheld) and licensed to do business in the State of Washington; and (iii) provide that such insurance shall not be canceled unless thirty (30) days' prior written notice shall have been given to Landlord. Said policy or policies or certificate thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance. During the term of this lease, Landlord will maintain an amount of insurance on the building equal to at least 90% of its current replacement cost and Landlord will maintain comprehensive liability insurance, including personal injury and property damage, in the minimum amounts of Two Million Dollars ($2,000,000.00) for property damage and Two Million Dollars ($2,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of person occurring in or about the Premises.

      9. WAIVER OF SUBROGATION. Notwithstanding any provisions to the contrary elsewhere in this lease, Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, workmen's compensation or other insurance now or hereafter existing during the term hereof.

      10. RULES AND REGULATIONS. Tenant and Tenant's agents, employees, and invitees shall comply fully with all requirements of the rules of the Building which are attached as Exhibit "E". Landlord shall at all times have the right to
                      -----------
change such rules and regulations or to amend them in such reasonable manner as may be deemed advisable for safety, care, and cleanliness of the Building and for preservation of good order therein, all of which rules and regulations, changes, and amendments shall be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant. The terms in this lease shall supercede and be controlling over any contrary provisions in the Building rules and regulations.

      11. INSPECTION. Landlord, or its officers, agents, and representatives shall have the right to enter into and upon any and all parts of the demised Premises, (except for bank "security areas") at reasonable hours to clean or make repairs or alterations or additions as Landlord may deem necessary. With 24 hour advance notice, Landlord, or its officers, agents, and representatives shall have the right to enter the Premises for general inspections of the same and/or to show the demised Premises to purchasers or lenders, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. In addition to the above, Landlord may show the premises to prospective tenants only after the expiration of tenant's notice to renew its lease has expired as defined in paragraph 38 of this lease. The tenant bank may from time to time advise the Landlord in writing of bank "security areas" within its premise into which areas the Landlord will not have access without accompaniment of a bank officer.

      12. CONDUCT OF BUSINESS. Tenant shall conduct its business, control its employees, and use its best efforts to control its agents, customers, and invitees - all in such a manner as not to create any nuisance, or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

      13. CONDEMNATION. If the demised Premises shall be taken or condemned in whole or in substantial part for public purposes, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate. Tenant may make a claim against the condemning agency for Tenant's moving and relocation costs and for the value of its leasehold estate terminated because of the condemnation. Any such claim shall be made jointly with the Landlord and Landlord and Tenant will share pro-rata any condemnation award, but in any case, Tenant shall not be entitled to an amount in excess of its moving and relocation costs and the value of the terminated leasehold estate. In the event of a partial condemnation such that the balance of the Premises provides adequate space of Tenant's operations then and in the foreseeable future, as reasonably determined by Tenant, this Lease shall remain in full force and effect, rent shall be reduced proportionately by the amount of the Premises taken, and Landlord shall restore or make any reasonable improvement to the Premises or the Property which is required as a result of the condemnation so that the balance of the Premises and the property are restored to a useable condition as nearly as possible to the condition prior to the condemnation.

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      14. FIRE AND OTHER CASUALTY. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or should be so damaged that rebuilding or repairs cannot be completed within two hundred forty (240) days after the date of such damage, Landlord, or Tenant, by giving written notice to the other within sixty (60) days after the date of such damage, may at its option terminate this Lease, in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. In the event the Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within two hundred forty (240) days after the date of such damage, or if the damage should be more serious but neither party has elected to terminate this Lease, in either such event Landlord shall proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, and other improvements which may have been placed by Tenant or other tenants within the Building, except to the extent that insurance proceeds made available to Landlord include recovery for such improvements. Rent shall be abated prorata with respect to that portion of the Premises which is untenantable during the time the demised Premises are unfit for occupancy. In the event that any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease may terminate upon notice to Tenant. Notwithstanding the foregoing, in no event shall the Landlord be responsible for loss or damage to any of Tenant's personal property. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the demised Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      15. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the demised Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy from month to month only, at a rental equal to rent paid for the last month of the term of this Lease plus twenty-five percent (25%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord's consent for the Tenant to hold over.

      16. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the demised Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the demised Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

      17. RENT ADJUSTMENT - OPERATING EXPENSES. Landlord shall give Tenant a statement of the Operating Expenses (as defined below) for the Building for each calendar year, and shall use its best efforts to provide such statement within ninety (90) days after the close of the calendar year. Except as provided herein, if such Operating Expenses (allocated on a square foot basis to all rentable space in the Building) exceed a base of Six and 47/100 Dollars ($6.47) per square foot of area within the demised Premises (the "Base"), Tenant shall pay Landlord Tenant's proportionate share of such excess for the entire calendar year immediately preceding issuance of said statement. The statement shall also show the projected expenses for the upcoming year. If the projected expenses exceed the Base, then Tenant shall pay the difference between the new and the former estimates for the period from January 1 of the current calendar year through the month in which the statement is sent within twenty (20) days after Landlord sends the projections to Tenant. Thereafter, Tenant shall pay the new estimated amount until Landlord further revises such estimated amount. If the actual expenses show that Tenant's estimated payments exceeded Tenant's actual obligations, Landlord shall credit the difference against payment of the rent next due. If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends its annual statement to tenants. Regardless of the foregoing, increases in Tenant's share of Operating Expenses shall be limited as they relate to "Capped Expenses." As used herein, "Capped Expenses" shall consist of all expenses except taxes, assessments, utilities, and insurance. The increase in Capped Expenses over those which existed in the third year of this Lease (the "Base Year"), shall be the lesser of (i) the actual amount of such increase, or (ii) the amount of the Capped Expense in the

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Base Year increased at 4% per year, cumulative and compounded. In the event the building is partially occupied during any calendar year, Landlord has the right to adjust or annualize the Operating Expenses to reflect a fully occupied building. Such adjustments shall be calculated according to accepted standards of accounting for office building management and generally accepted accounting principles using the principles identified on Exhibit "F."
                                              ------------

          If at Lease commencement or termination a partial calendar year is involved, operating expenses shall be computed as though a full calendar year were involved and prorated for such partial year. If the Lease terminates other than at the end of a calendar year, an estimate of current annual operating expenses shall be computed for the year of termination and any increased rental based on such estimate shall be billed to the Tenant prior to termination. Landlord shall furnish Tenant an itemized statement of the actual operating expenses at the end of the calendar year as outlined in the preceding paragraph.

          For purposes of this Lease, operating expenses shall include those expenses paid or incurred by the Landlord for maintaining, operating and repairing the real property (including the building lobby and all building common areas), of which the demised Premises are a part, the Building and other improvements thereon and the personal property used in conjunction therewith (hereafter collectively referred to as "Project") including but not limited to the cost of ad valorem taxes, regular and special assessments, license fees and other charges of any kind whatsoever, payable by Landlord as a result of any public, quasi-public or private assessment or levy, electricity, lights, natural gas, ventilation, heating and air conditioning, water, window cleaning, window repair, levelor style or similar blinds, doors, janitorial service, exterior building maintenance, landscaping, insurance (including but not limited to fire, extended coverage, liability, worker's compensation, elevator or any other insurance carried in good faith by the Landlord and applicable to the Project) painting, uniforms, customary property management fees not to exceed 5% of rentals, supplies, sundries, sales or use taxes on supplies or services, cost of wages, salaries and so-called fringe benefits of all persons engaged in the operation, maintenance and repair of the Project, or any other costs or expenses which the Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Project, the charges of any independent contractor who under contract with the Landlord or its representatives does any of the work of operating, maintaining or repairing the Project, legal and accounting expenses, including but not limited to such expenses as relate to seeking or obtaining reductions in and refunds of real estate taxes, or any other expense or charge, whether or not hereinabove mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating or repairing the Project. If any Project expense, though paid in one year, relates to more than one calendar year, the Landlord shall allocate the reimbursement of said expenses based on its normal life expectancy according to generally accepted accounting practices.

          Landlord's managers may, from time to time, hire such individuals and companies to provide limited security for the Property as Landlord and its managers may decide and the cost thereof will be added to the total cost of operating the Building as defined in this lease. Notwithstanding the foregoing, Landlord will maintain a guard in, around, or near the building during such hours as may be mutually agreed upon by Landlord and tenant, or during such hours as the major building tenants (those leasing at least two (2) full floors) may request of the Landlord from time to time in writing.. In the event that Landlord maintains a guard or provides some other form of security, Landlord does not assume any liability whatsoever as a result of providing or contracting for such guard service/security.

          Tenant at its expense shall have the right at all reasonable times to review Landlord's books and records relating to this Lease for any year or years for which additional rental payments become due hereunder. 0nce per calendar year, tenant at its expense shall have the right to audit landlord's books and records relating to this building. In the event the audit shows actual building expenses differ from landlords actual year end reconciled expenses by an amount greater than three percent of said expenses, tenant shall be reimbursed for its audit costs by Landlord.

The following shall be expressly excluded from Tenant's share of operating expenses:

 .    financing and refinancing charges, and costs associated with such financing and refinancing.;

 .    depreciation or amortization;
 .    leasing brokerage commissions and expenses;
 .    initial improvements to tenant spaces and other forms of tenant allowances and the costs of renovating or redecorating leased space;
 .    bad debt loss, rent loss or reserves for bad debt or rent loss;
 .    late payment interest or penalties;
 .    advertising and promotional expenditures for leasing space;
 .    costs of removing hazardous materials which were not placed on the property by tenant;
 .    costs associated with building code violations when the building was constructed;
 .    charitable or political contributions;
 .    costs of asbestos removal;
 .    capital expenses, except those (i) made primarily to reduce expenses or to comply with laws or insurance requirements imposed after the Building was constructed, or (ii) for replacements or upgrades of nonstructural items located in the common areas of the building required to keep such areas In a first class condition. To the extent that any such permitted capital expenditure exceed $5,000, such expenditure shall be amortized in accordance with generally accepted accounting principles. In each such case, Landlord may include interest on the unamortized amount at the prevailing loan rate available to Landlord when the cost was incurred;
 .    legal fees in connection with leasing, tenant disputes or enforcement of leases;

It is further agreed that rebates, refunds, and payments from other revenue sources specific to operating expenses will be applied towards operating expenses.

      18. EVENTS OF DEFAULT. The following shall be deemed to be events of default by Tenant under the Lease:

          (a) Tenant shall fail to pay any installment of rent hereby reserved on or by the first day of any month, and shall not cure such failure within ten
(10) days after written notice to Tenant. Tenant shall not have any grace period within which to cure any default in the payment of rental or adjustments thereto beyond said notice period.

          (b) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent or other expenses, and shall not cure such failure within thirty (30) days after written notice to Tenant for any non-monetary default or within such reasonable period after such notice as may be required to effect compliance so long as Tenant initiates compliance within such thirty (30) day period and, thereafter, is diligently and reasonable pursuing such cure.

          (c)  Tenant shall make an assignment for the benefit of creditors.

          (d) Tenant shall file a petition under any section of the United States Bankruptcy Code as amended, or any successor legislation or similar statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filled against Tenant thereunder and such adjudication shall not be vacated or set aside or stayed within the time permitted by law.

          (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within the time permitted by law.

A notice under Paragraph 18 may be one and the same notice and may be given concurrently with a notice under the unlawful detainer statue in the State of Washington, if applicable.

      19. REMEDIES. Upon the occurrence of any event of default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies:

          (a) Terminate this Lease by written notice to the Tenant, in which event Tenant shall immediately surrender the demised Premises to Landlord and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant or Tenant's property and any other person who may be occupying the demised Premises or any part thereof, without being liable for prosecution or of any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the demised Premises on satisfactory terms for the remainder of the Lease term or otherwise.

          (b) Enter upon and take possession of the demised Premises and, if Landlord so elects, relet the demised Premises and receive the rent therefor without liability to Tenant for any amounts received in excess of the rent called for under this Lease. Tenant agrees to pay the Landlord on demand any costs of reletting and all other charges accruing hereunder, i.e., tenant improvements, leasing commissions, as well as any deficiency that may arise by reason of such reletting during the remaining term of this Lease.

          (c) Enter upon the demised Premises without being liable for any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease and has failed to do in a timely fashion; Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

          (d) Recover all unpaid rent, additional rent and other charges arising during the remaining term of the Lease as well as on any costs and commissions incurred in reletting and any losses or damages arising from Tenant's default including reasonable attorneys' fees and court costs, all such unpaid amounts to accrue interest at the lesser of (i) 12% per annum or (ii) the highest rate allowed by law, from date due or incurred until paid.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of any future default.

      20. SURRENDER OF PREMISES. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the demised Premises and no agreement to accept a surrender of the demised Premises shall be valid unless the same be made in writing and signed by the Landlord.

      21. ATTORNEYS' FEES. In case it should be necessary or proper for Landlord to bring any action under this lease or to consult or place said lease, or any amount payable by Tenant thereunder, with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay the Landlord a reasonable attorneys' fee if Landlord is the prevailing party. In case it should be necessary or proper for Tenant to bring any action under this Lease because of Landlord's default hereunder, then Landlord agrees in each and every case to pay to Tenant a reasonable attorneys' fee if Tenant is the prevailing party.

      22. RECEIPTS FROM ASSIGNEE OR SUBTENANT. The receipt by the Landlord of rent from any assignee, subtenant or occupant of the demised Premises shall not be deemed a waiver of the covenant in this Lease contained against assignment and subletting or an acceptance of the assignee, subtenant or occupant as tenant or a release of the Tenant from the further observance or performance by the Tenant of the covenants in this Lease contained, on the part of the Tenant to be observed and performed. No provision of this Lease shall be deemed to have been waived by the Landlord unless such waiver be in writing signed by the Landlord.

      23. LANDLORD'S LIEN. Landlord retains its statutory landlord lien rights, but waives such with respect to any money or personal property of Tenant's customers or owned by the Tenant, but owed to the customer.

      24. CORPORATE AUTHORITY. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Washington, that the corporation has full right and authority to do so, and that said persons have the full rights and powers granted unto them by the corporation to bind it to this Lease. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

      25. CERTAIN RIGHTS RESERVED BY LANDLORD. Except as otherwise provided herein, Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set off or abatement of rent:

          (a) To decorate and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the leased Premises and, during the continuance of any such work, to temporarily close doors, entryways, public spaces and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the leased Premises are reasonably accessible and Landlord makes its best effort not to interfere with the peaceful operation of Tenant's business. See paragraph 11 hereof for limitations to the foregoing and Exhibit "F" depicting security areas.
                                 ----------

          (b) During this Lease term, Landlord and Tenant may mutually agree to change the name of the Building.

          (c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein, and provided that the Landlord shall obtain prior written approval of Tenant before Landlord allows any other Tenant the right to operate a bank, financial institution or ATM in the building. The term "financial institution" includes banks, credit unions, savings and loan associations, investment bankers and stock brokerage companies, but shall specifically exclude Morgan Stanley Dean Witter and the Frank Russell Company.

          (d) To have access for Landlord and other tenants of the Building to any mail chutes located on the leased Premises according to the rules of the United States Postal Service.

          (e) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

      26. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the land, and

Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

      27. NOTICES. Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing, or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

          (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth, or at such address as Landlord may specify from time to time by written notice delivered in accordance with this Lease, and shall be deemed to be delivered upon actual receipt by Landlord;

          (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered, whether actually received or not, two (2) business days after being deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

         TENANT                                  LANDLORD

         Columbia Banking Systems, Inc.          Haub Brothers Enterprises Trust
         a Washington corporation                c/o Mr. John D. Barline
         Attn:  Chief Executive Officer          P.O. Box 1872
         P.O. Box 2156                           Tacoma, WA  98401-1872
         Tacoma, WA  98401-2156

and

         Columbia Banking Systems, Inc.
         c/o Mr. William E. Holt
         Gordon Thomas Honeywell, et al.
         P.O. Box 1157
         Tacoma, WA  98401-1157

         28. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of Landlord.

         29. ESTOPPEL CERTIFICATE. Within ten (10) days following any written request which Landlord may from time to time make, Tenant shall execute and deliver to Landlord a Certificate indicating that the Lease is in full force and effect and that the Landlord is not in default hereunder or, alternatively, specifying the nature of any claimed default, and the dates through which rent and other charges have been paid.

         30. SEVERABLE. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to the Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         31. AMENDMENTS; BINDING EFFECT. This Lease may not be altered, changed, or amended, except by instrument in writing signed by both parties hereto. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

         32. GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         33. CAPTIONS. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

         34. SUBORDINATION. This Lease is subject to and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the leased Premises or the property of which said Premises are a part, provided that the holder of such encumbrance agrees to recognize the terms of this Lease and to not disturb Tenant's occupancy so long as Tenant is not in default. Tenant will upon demand by landlord, execute such instruments as may be required at any time, and from time to time, to subordinate the rights and interest of the Tenant under this Lease to the lien of any mortgage or Trust Deed at any time placed on the land of which the leased Premises are a part; provided, however, that such subordination shall not affect Tenant's right to possession, use and occupancy of the leased Premises so long as Tenant shall not be in default under any of the terms or conditions of this Lease. Tenant further agrees:

              (a) That any such subordination agreement will contain a provision satisfactory to landlord's financing lender whereby Tenant will agree, in the event of foreclosure of any such mortgage or Trust Deed to attorn to and recognize as its landlord under the terms of this Lease said lender or any purchaser of the leased property at a foreclosure sale or their heirs, successors or assigns; and

              (b) That it will execute and deliver to such lender an estoppel certificate in form satisfactory to such lender.

         35. PARKING. Landlord agrees and covenants to provide parking stalls for use by Tenant's employees and customers at prices and locations on or about, or near the property as more specifically set forth in Exhibit "H" hereto. For
                                                       ----------
each subsequent year of the lease term, the cost for said parking shall be adjusted based upon current market rents for comparable parking in the Downtown Tacoma market place. However, parking rents shall not be less than the parking rent in the prior year.

         36. OPTION TO EXPAND PREMISES WITHIN THE BUILDING. After the first year following completion of the building and provided Tenant is not then in default beyond any applicable cure period of any of the terms, covenants and conditions hereof then, during the term hereof, when any non-retail space in the Building becomes available for lease, Landlord shall notify Tenant of such availability. Tenant shall have the right, within twenty (20) days after the receipt of the notice, to lease said space when it becomes available on the same terms and conditions in effect under Tenant's existing lease at the time tenant exercises its right for said space. The rental rate for such space shall be on the same terms and conditions as currently in effect under this Lease when this option to expand premises is exercised. If the space has been previously occupied, then Landlord shall at its cost repaint and recarpet such space to the extent reasonably required, and will provide other tenant improvements (or allowances for tenant improvements) equal to or better than those which Landlord would offer to another tenant moving into such space (if Tenant does not exercise its option, but Landlord later offers the space to another prospective tenant with tenant allowances greater than that offered to Tenant, then Landlord shall again give Tenant fifteen (15) days notice in which Tenant can again exercise its option to lease the space with Landlord providing the tenant improvements offered). If such space has not been previously occupied with tenant improvements in place, Landlord shall provide Tenant with a tenant improvement allowance in the same amount and on the same terms as set forth in Exhibit "D" attached hereto multiplied by 100% plus the percentage difference
----------
between the cpi in effect on the commencement date of this lease term and the cpi on the date of Landlord's offer to lease the space to Tenant, divided by 15 and multiplied by the number of years then remaining on the original 15 year lease term. (For example, the tenant improvement allowance in Exhibit D is $35,
                                                              ---------
assuming Landlord's offer to lease is on the 7th anniversary of the initial lease term, and assuming the cumulative cpi increase is 20%, then the calculation would be (35 x 20% = 7 + 35 = 42, divided by 15 = 2.8, multiplied by 8 = $22.40). It is further agreed that if at the end of the remaining initial
    ------
lease term, Tenant exercises its option to renew all of its then leased space, including this expanded space in the building, Tenant shall be entitled to receive or be credited with the remaining portion of the tenant improvement allowance not heretofore granted for the expanded space (under the foregoing example, the remaining allowance would be 42 -22.40 = $19.60). If within thirty (30) days after Landlord delivers Tenant such written offer, Landlord does not receive notice in writing that Tenant elects to lease all (and not part) of such space and within twenty (20) days thereafter Tenant does not execute an amendment to this Lease adding such space as part of the Premises, increasing the rent and adjusting Tenant's prorata share of Operating Expenses, then Tenant shall have no further rights pursuant to this Paragraph 36.

     37. OPTION TO EXPAND TO NEWLY DEVELOPED PROPERTY. Should Landlord elect to construct a building on the contiguous property to the north (commonly known as the southeast corner of 12th and A Street) or on the property at the southeast corner of 13th and Pacific Avenue (commonly known as the Greyhound Bus Property) and so long as Landlord owns all properties concerned, Tenant shall have a first right to negotiate a lease of space within such new development(s). All terms, rental amounts, and conditions associated with leasing of space in the development(s) shall be negotiated at the time the new property is to be developed and is subject to mutual agreement of the parties. This option to expand to newly developed property shall be for a period of sixty (60) days from the date Landlord gives written notice to Tenant of its intent to develop said properties.

     38. OPTION TO RENEW. While this Lease is in full force and effect, provided that Tenant is not then in default beyond any applicable cure period of any of the terms, covenants and conditions hereof, Landlord grants to Tenant two
(2)consecutive options to extend the term of the Lease for periods of five (5) years each, the first option commencing upon the termination of the original Lease term as hereby extended, exercisable by giving Landlord notice in writing not more than one (1) year and not later than six (6) months prior to the commencement date of the option term, and the second option commencing upon the termination of the first option, but only if such option was in fact exercised, and exercisable by giving Landlord notice in writing not more than one (1) year and not later than six (6) months prior to the commencement date of said second option term. Such extension or renewal of the terms shall be on the same terms, covenants or conditions as provided for in the original or immediately preceding term except the monthly minimum rent shall be adjusted to an amount respectively, determined by the then current market rental rate for fully serviced similar Class A office space (including this building) in downtown Tacoma, Washington, there shall be a new floor for Operating Expenses equal to the Operating Expenses incurred during the last year of the lease term before commencement of the option term which shall replace and supersede the floor of $6.47 provided for in Section 17, and except that no additional options provided herein shall be created or implied by virtue of any extension or renewal of the lease term. Landlord and Tenant shall use their best efforts to negotiate and agree upon the Current Market Rental Rate within sixty (60) days after Tenant has given notice.

          Landlord and Tenant shall use their best efforts to negotiate and agree upon the Current Market Rental Rate within sixty (60) days after Tenant has given notice to exercise of the option, and if they are unable to so agree, either party may request the following procedure. Landlord and Tenant shall each appoint one (1) arbitrator, both of whom shall be appointed within sixty (60) days after a party elects to pursue this arbitration process. The two arbitrators shall then agree to appoint a third arbitrator; failing such agreement, either Landlord or Tenant shall have the right to petition for the appointment of the third arbitrator by the Presiding Judge of the Superior Court of Pierce County. All arbitrators shall be persons having at least five (5) years experience in the real estate market in Pierce County and shall hold an MAI certification. Within thirty (30) days after the appointment of the three arbitrators (collectively, the "arbitrators"), Tenant and Landlord shall each submit to the arbitrators (and one another) their written opinion regarding Current Market Rental Rate. Within ten (10) days after the arbitrators' receipt of the last such opinion, the arbitrators shall decide by a majority vote the Current Market Rental Rate. Such selected opinion by the arbitrators shall be final and binding upon the parties. The arbitrators' agreed upon value must not be greater or lesser than the highest and lowest of the alternatives proposed. The cost of the arbitrators shall be split equally between Landlord and Tenant. Such determination shall be final and binding upon the parties.

      39. SIGNAGE AND BUILDING NAME. The Building will be named "Columbia Bank Center" and tenant will be allowed appropriate signage on or about the building at Tenant's sole cost and expense. Tenant shall be allowed to change the Building name at any time with Landlord's prior written approval, which shall not be unreasonably withheld, however, in such event, Tenant shall be responsible for paying for the costs of changing signage on the Building or on any signs maintained by Tenant. All Building signage must at all times be maintained in conformance with applicable rules, regulations and ordinances of the local governmental authorities and is subject to prior written approval of Landlord. At the termination of this lease, Tenant shall remove all signage at its sole cost and repair and restore the building to its original good condition. There shall be no other exterior signs on or about the building (except for traffic signs and storefront signage on the first floor) without Tenant's prior written consent, which consent will not be unreasonably withheld or delayed.

     40.  RIGHT OF FIRST REFUSAL TO PURCHASE.

          (a)   Grant of Right of First Refusal. During the term of this lease
                -------------------------------
and all extensions hereof, Landlord grants Tenant a right of first refusal to purchase the Building pursuant to this section.

          (b)   Applicable Transactions. If Landlord decides to offer the
                -----------------------
Building for sale or, if prior to that time it receives an offer to sell the Building on terms Landlord would be willing to accept, then Landlord will notify Tenant of the terms and conditions on which it would be willing to sell the Building. Tenant shall then have sixty (60) days after the notice is given to agree to that offer. If Tenant does not notify Landlord within said time that it is accepting the offer, then Landlord may sell the Building to another purchaser so long as the sales price is not less than what was offered to Tenant and so long as Landlord and the prospective purchaser enter into a Purchase and Sale Agreement for that purchase within one year of the notice given to Tenant. In case Landlord is willing to accept an offer at a price less than that offered to the Tenant, or Landlord has not received and accepted an offer within one year of the date of the notice to Tenant, then Landlord shall again offer the Building to Tenant before Landlord sells the Building.

          (c)   Excluded Transactions. Tenant does not have any right of first
                ---------------------
refusal to purchase the Building in any of the following transactions: (i) sales of the Building to a related entity (as that term is defined below) and (ii) encumbrances of the Building. A related entity shall be defined as: any beneficiary of the Haub Brothers Enterprises Trust (Erivan Haub, Karl-Erivan Haub, Georg Haub, Christian Haub, and/or the immediate members of their families and/or heirs); or any entity which is at least fifty percent (50%) owned or controlled by any of the foregoing individuals separately or together.

          (d)   Conditions. Tenant does not have any right of first refusal to
                ----------
purchase the Building if, at the time Landlord receives the offer or decides to make an offer to Tenant, (i) Tenant is in default under this Lease, or (ii) an event has occurred which would be a default under this Lease and Landlord has issued a notice of default to Tenant.

          (e)   No Assignment. Except to the extent assignments are permitted
                -------------
without permission of the Landlord under the Lease, the rights granted to Tenant in this section are personal and may not be assigned by Tenant.

          (f)   Foreclosure Sales. The right of first refusal created under this
                -----------------
section shall not apply to a foreclosure sale of the Building and shall terminate upon such foreclosure. Tenant shall have the right to bid at any foreclosure sale of the Building.

          (g)   Termination. This right of first refusal shall terminate upon
                -----------
the first sale of the Building so long as the Tenant has been given its right of first refusal pursuant to the terms of this section.

          (h)   Time is of the Essence. Time is of the essence of each and every
                ----------------------
term of this section.

ATM provisions?

          LANDLORD:                            TENANT:

          HAUB BROTHERS ENTERPRISES            COLUMBIA BANKING SYSTEMS, a

     TRUST                           a Washington corporation

     By:________________________     By:____________________________________
                                         W. W. Philip
     Its:_______________________         Its: President and Chief Executive
                                         Officer

Acknowledgements

STATE OF WASHINGTON    )
                       )      ss.
COUNTY OF PIERCE       )

     On this day personally appeared before me W.W. Philip, to me known to be the President and Chief Executive Officer of Columbia Banking Systems, a Washington Corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the same instrument.

     GIVEN under my hand and official seal this _____ day of _______________, 1999.


                              _________________________________________________

                              _________________________________________________
                                             (print notary's name)
                              Notary Public in and for the State of Washington,
                              residing at _____________________________________
                              My commission expires: __________________________


STATE OF WASHINGTON                      )
                                         )      ss.
COUNTY OF PIERCE                         )

     On this ___ day of __________, 1999, before me personally appeared John D. Barline, to me known to be the individual who executed the foregoing instrument as Attorney in Fact for Erivan Haub, as Trustee of the Haub Brothers Enterprises Trust and acknowledged that he signed the same as his free and voluntary act and deed as Attorney in Fact for said principal for the uses and purposes therein mentioned, and on oath stated that the Power of Attorney authorizing the execution of this instrument has not been revoked and that said principal is now living and is not insane.

     GIVEN under my hand and official seal this _____ day of _______________, 1999.

                              __________________________________________________
                                             (print notary's name)
                              __________________________________________________

                              Notary Public in and for the State of Washington, residing at ______________________________________
                              My commission expires: ___________________________